UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[X]	Definitive Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or sec. 240.14a-12

GIGA-TRONICS INCORPORATED
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Giga-tronics Incorporated

4650 Norris Canyon Road

San Ramon, California 94583

(925) 328-4650

investors@gigatronics.com

September 13, 2016

To Our Shareholders:

I cordially invite you to attend the annual meeting of Giga-tronics Incorporated shareholders to be held at the Giga-tronics executive office, 4650 Norris Canyon Road, San Ramon, California at 9:30 a.m. on Wednesday, October 26, 2016.

At the meeting, you will be asked to (a) elect six directors, (b) ratify the selection of Crowe Horwath LLP as our Independent Registered Public Accounting Firm, and (c) approve on an advisory basis the named executive officer compensation.

Giga-tronics counts on your continued interest, and I hope you will be able to attend the meeting. However, regardless of whether you plan to attend in person, it is important that your vote be counted. I urge you to vote your shares by signing and returning the accompanying proxy card.

Sincerely,

/s/ William J. Thompson
William J. Thompson
Chairman of the Board of Directors

Your vote is very important. Even if you plan to attend the meeting,

VOTE YOUR PROXY PROMPTLY.

Giga-tronics Incorporated

4650 Norris Canyon Road

San Ramon, California 94583

(925) 328-4650

investors@gigatronics.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on October 26, 2016

To Our Shareholders:

The Annual Meeting of Shareholders of Giga-tronics Incorporated will be held at the Giga-tronics executive office, 4650 Norris Canyon Road, San Ramon, California on Wednesday, October 26, 2016 at 9:30 a.m., local time, for the following purposes:

1.	Elect six directors for the ensuing year; and

2.	Ratify the appointment of Crowe Horwath LLP as Independent Registered Public Accounting Firm; and

3.	Approve on an advisory basis the named executive officer compensation; and

4.	Transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on September 8, 2016 will be entitled to vote at this meeting, or any adjournment of this meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER YOU HOLD. PLEASE DATE, SIGN, VOTE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED, PREPAID ENVELOPE.

By Order of the Board of Directors,

/s/ William J. Thompson Chairman of the Board of Directors Acting Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on October 26, 2016: The proxy statement and annual report on Form 10-K are available online at www.gigatronics.com under “Investor Relations”.

San Ramon, California

September 13, 2016

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF SHAREHOLDERS

Giga-tronics Incorporated

4650 Norris Canyon Road

San Ramon, California 94583

This proxy statement is submitted by the board of directors of Giga-tronics Incorporated, a California corporation, in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at 9:30 a.m. on Wednesday, October 26, 2016, at the Giga-tronics executive office, 4650 Norris Canyon Road, San Ramon, California, in accordance with the notice to shareholders, and at any adjournment thereof.

Our Board has fixed September 8, 2016 as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at this meeting. A majority of the shares of common stock and preferred stock on an as-converted basis will constitute a quorum for the transaction of business at the Annual Meeting. On the record date, there were 9,549,703 shares of Giga-tronics common stock and 18,534 shares of Giga-tronics preferred stock (which have 100 votes per share) issued and outstanding. Each common share outstanding on the record date is entitled to one vote as to each matter to be acted on at this meeting; each preferred share outstanding on the record date is entitled to 100 votes as to each matter to be acted on at the meeting. However, each shareholder will be entitled to cumulate his votes in the election of directors provided that notice of an intention to cumulate votes is given at this meeting by such shareholder before voting for the election of directors. Under cumulative voting, a shareholder is allowed one vote per share multiplied by the number of directors to be elected and may cast the total number of votes for one nominee or may distribute the total number of votes among as many nominees as the shareholder chooses. Seven directors will be elected at this meeting.

Shares represented by properly executed proxies received by Giga-tronics will be voted at the Annual Meeting according to the instructions on the proxies. It is intended that shares represented by proxies received by Giga-tronics which are not marked to the contrary will be voted FOR all proposals included in the notice of this meeting.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. A shareholder giving a proxy may revoke it before its exercise by filing with the Secretary of Giga-tronics either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy will be revoked automatically if the shareholder who executed it is present at the Annual Meeting and votes in person. Attendance at this meeting will not, in and of itself, constitute the revocation of a proxy. The granting of a proxy will give the proxy holder authority to cumulate votes if cumulative voting is elected.

The approximate date on which this Proxy Statement and the accompanying form of proxy will be sent to Giga-tronics shareholders is September 23, 2016.

Alliance Advisors will be using an automated system for the tabulation of shareholder votes for Giga-tronics. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

In the election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected. Abstentions and broker “non-votes” will have no effect on the voting outcome with respect to the election of directors. The affirmative vote of the holders of a majority of shares of common stock, present in person or represented by proxy and entitled to vote, is required with respect to the (i) ratification of our Independent Registered Public Accounting Firm, and (ii) the advisory vote to approve the named executive officer compensation. An abstention is treated as present and entitled to vote and therefore has the effect of a vote against ratification of the selection of the Independent Registered Public Accounting Firm and against the approval of executive compensation. A non-vote will have no effect on the vote for these matters unless the number of shares voted in favor is less than a majority of the required quorum, in which case a non-vote would have the effect of a vote against these matters.

The Annual Report of Giga-tronics for its fiscal year ended March 26, 2016 is being mailed with this mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting.

The costs of solicitation of proxies, including the printing, handling and mailing of the proxy material, will be paid by Giga-tronics. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of shares held in their names, and Giga-tronics will reimburse them for their expenses. The solicitation of proxies through this proxy statement may be supplemented by telephone, email or personal solicitation by directors, officers or other regular employees of Giga-tronics and by Alliance Advisors. Giga-tronics has retained Alliance Advisors to solicit proxies for a fee of approximately $10,000, which includes the estimated fees for related printing services. No additional compensation will be paid to directors, officers or other employees for such services.

The executive office of Giga-tronics is located at 4650 Norris Canyon Road, San Ramon, California 94583, and the telephone number at that location is (925) 328-4650. Emails can be addressed to investors@gigatronics.com.

  PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, six directors are to be elected to serve until the next annual meeting and until their successors are elected and qualified. The nominees of the Board for election as directors are listed below.

			Director
Name	Age	Positions and Offices Held with Company	Since
William J. Thompson	51	Acting Chief Executive Officer, Director Chairman of the Board	2011
John R. Regazzi	61	Chief Technology Officer and Director	2006
Gordon L. Almquist	66	Director	2012
James A. Cole	73	Director	1994
Lutz P. Henckels	75	Director	2011
Jamie Weston	51	Director	2016

The following is additional information about each of the nominees as of the date of this proxy statement, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and our Board to determine that each nominee should serve as one of our directors.

William J. Thompson, age 51, has served as Acting Chief Executive Officer and Chairman since August 2016. Dr. Thompson has been a member of our Board since 2011. Dr. Thompson is a Managing Member of Alara Capital AVI II and was Director of Research for Jacobi Capital Management.  Dr. Thompson co-founded Circadiant Systems (acquired by JDS Uniphase Corporation), a venture capital backed test and measurement company that designed and manufactured instrumentation for optical communication.   Dr. Thompson also served as a Member of Technical Staff at Lucent Technologies where he designed analog RF optoelectronic components for high speed optical communication, and as a researcher with the University of Maryland. Dr. Thompson graduated summa cum laude with a Bachelor of Science in Physics from University of North Carolina at Charlotte and holds a Ph.D. in Physics from Stony Brook University. He graduated as a Palmer Scholar with an MBA in Finance from the Wharton School.

Dr. Thompson’s extensive knowledge and experience with RF and the test and measurement industry, and his valuable insight and knowledge in financial matters qualifies him to serve as a director of Giga-tronics Incorporated.

John R. Regazzi, age 61, has served as a member of our Board since 2006. He was appointed Chief Technology Officer in August 2016. He was previously President and Chief Executive Officer of the Company from 2006 through August 2016. Prior to that, Mr. Regazzi held the following positions within Giga-tronics Instrument Division: President and General Manager, Vice President of Operations, and Vice President of Engineering. Prior to Giga-tronics Mr. Regazzi was with Hewlett Packard and Keysight for 22 years in various design and management positions associated with their microwave sweeper and synthesizer product lines. Mr. Regazzi holds a Bachelor of Science in Electrical Engineering from Rutgers University and a Master of Science in Electrical Engineering from Lehigh University.

Mr. Regazzi’s current role as Chief Technology Officer, his RF and Microwave expertise, and his depth of experience in engineering, manufacturing management and prior experience as the Company’s Chief Executive Officer, qualifies him to serve as a director of Giga-tronics Incorporated.

Gordon L. Almquist, age 66, has served as a member of our Board since 2012. Mr. Almquist has more than 30 years of experience in senior financial management roles at public and private technology companies. From August 2009 to June 2016, Mr. Almquist served as the Vice President and Chief Financial Officer of Keyssa, Inc. (formerly known as WaveConnex, Inc.), a semiconductor technology company headquartered in Campbell, CA. Prior to Keyssa, he held similar positions at Strix Systems, where he was also a Co-founder, and publicly-traded companies including Vertel Corporation and 3D Systems Corporation. Mr. Almquist also served on the board of directors for CAP Wireless (acquired by TriQuint Semiconductor). Mr. Almquist is a certified public accountant (inactive) in the State of California and holds a bachelor's degree in business administration (accounting) from California State University, Northridge.

Mr. Almquist’s expertise and knowledge of financial and audit matters and public company experience qualifies him to serve as a director of Giga-tronics Incorporated.

Member: Audit Committee, and Compensation Committee

James A. Cole, age 73, has served as a member of our Board since 1994. Mr. Cole is General Partner of Windward Ventures and Spectra, and a former Partner at New Enterprise Associates. Mr. Cole was a Founder and Executive Vice President of the publicly traded company Amplica Inc. (acquired by Comsat). Mr. Cole served as a director of Syntricity, Inc., CAP Wireless (acquired by TriQuint Semiconductor) and serves as a director of WhoKnows.com.

Mr. Cole’s skills in business and financial matters, and his experience as a director of public companies, qualifies him to serve as a director of Giga-tronics Incorporated.

Member: Audit Committee, and Compensation Committee

Lutz P. Henckels, age 75, has served as a member of our Board since 2011. Dr. Henckels is a managing member of Alara Capital AVI II. He is also currently the Chief Executive Officer and Chairman of the Board of HiQ Solar. Dr. Henckels has over 20 years’ experience serving as Chief Executive Officer of the private and public technology companies SyntheSys Research (acquired by Tektronix/Danaher), LeCroy Corporation, and HHB Systems. Dr. Henckels is the recipient of the first John Fluke Sr. Memorial Award, along with David Packard, Joe Keithley, and Alex D’Arbeloff. The John Fluke Sr. Memorial Award was established in 1986 to honor executives who have led their companies with innovative engineering or business management. Dr. Henckels holds a Bachelor of Science and Master of Science in Electrical Engineering and PhD in Computer Science from the Massachusetts Institute of Technology. He graduated Eta Kappa Nu and Tau Beta Pi, and is also a graduate of the ONP program of Harvard Business School. Dr. Henckels has been a director of multiple publicly traded companies, including Ikos, Inframetrics, and LeCroy.

Dr. Henckels provides valuable insight and perspective on strategic and business matters. Dr. Henckels’ knowledge and experience in the technology industry qualifies him to serve as a director of Giga-tronics Incorporated.

Member: Compensation Committee, and Nominating and Governance Committee

Jamie Weston, age 51, has been nominated for election to our Board this year. Mr. Weston is a Managing Director at Spring Mountain Capital (“SMC”) private equity group and has been with the firm since 2011. SMC is the largest investor in Alara Capital AVI II, the Company’s largest shareholder. Mr. Weston was previously a Partner at The Wicks Group of Companies, a private equity firm with close to $1 billion under management, focused on selected segments of the information, education, and media industries. During his 15 years at Wicks, he was an integral part of its investment and management activities, and served on the board of directors of many of its portfolio companies. While at Wicks, he directly structured and negotiated more than 20 acquisitions and divestitures and worked on more than 40 additional closed transactions. Prior to Wicks, Mr. Weston worked at IBJ Whitehall Bank & Trust Company and National Westminster Bancorp, where he completed leveraged financings. Mr. Weston received his M.B.A. from Fordham University and graduated cum laude from Drew University with a B.A. in Economics.

Mr. Weston’s extensive knowledge and experience as a board member of multiple companies and his knowledge of financial matters qualifies him to serve as a director of Giga-tronics Incorporated.

The following persons are members of the board of directors but are not standing for reelection at the annual meeting of shareholders:

Garrett A. Garrettson, age 73, has served as a member of our Board since 2006.  Dr. Garrettson is currently the President of G. Garrettson Consulting LLC, providing management consulting to public and private companies.  Dr. Garrettson has over 20 years’ experience serving as President and Chief Executive Officer of the private and public technology companies Fresco Technologies, Clairvoyante Laboratories, Spectrian Corporation, and Censtor Corp.  Dr. Garrettson also held senior management positions at Seagate Technology and Control Data. He began his career as a Director at HP Laboratories after being an Assistant Professor of Physics, Naval Postgraduate School. Dr. Garrettson was educated at Stanford in Engineering Physics, receiving his PhD in Nuclear Engineering. Dr. Garrettson has been a director of over 17 public and private companies.

Dr. Garrettson’s extensive knowledge and experience as a Chief Executive Officer of numerous technology companies qualifies him to serve as a director of Giga-tronics Incorporated.

Kenneth A. Harvey, age 52, has served as a member of our Board since 2002. Mr. Harvey was recently appointed CEO of Nexaware Technologies; he is also the President of Peak Consulting Group. Mr. Harvey was the Chief Executive Officer of Advanced Wireless & Telecom, and Modulation Instruments, where he was also a Co-founder. Mr. Harvey also served as Vice President and General Manager of Credence Systems Corporation. Mr. Harvey holds a Bachelor of Science in Electrical Engineering from The University of Akron and a Masters of Business Administration from Santa Clara University.

Mr. Harvey’s extensive knowledge and experience as a Chief Executive Officer of numerous technology companies qualifies him to serve as a director of Giga-tronics Incorporated.

There are no family relationships among the nominees or between any nominee and any executive officer of Giga-tronics. The Board has determined that Messrs. Almquist, Cole, Henckels, and Weston, representing a majority of the Board, are independent under the independence standards of The NASDAQ Stock Market.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED IN PROPOSAL 1. THE PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

INFORMATION ABOUT THE BOARD

AND COMMITTEES OF THE BOARD

Meetings

There were 19 meetings of the Board during the last fiscal year. During the fiscal year, each director attended 75% or more of the aggregate number of meetings of the Board and meetings of Board committees of which the director was a member. Directors are expected to attend the Annual Meeting except for good cause, and all but one of the directors attended the Annual Meeting in 2015.

Committees

The Giga-tronics Board has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Audit Committee: During fiscal 2016, the Audit Committee consisted of directors Gordon L. Almquist (Chairman), James A. Cole, Kenneth A. Harvey and William J. Thompson1, all of whom were independent under the director independence standards of NASDAQ. The Audit Committee serves to monitor the effectiveness of the independent audit, as well as the Company's accounting, financial controls and financial reports. The Audit Committee must pre-approve all non-audit services provided by the Independent Registered Public Accounting Firm. The Audit Committee held four meetings during the past fiscal year. For fiscal 2016 the board has determined that Gordon L. Almquist as the financial expert had:

(i) an understanding of generally accepted accounting principles and financial statements;

(ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities;

(iv) an understanding of internal control over financial reporting; and

(v) an understanding of audit committee functions.

Therefore, the Board determined that Mr. Almquist is the Audit Committee’s financial expert for purposes of NASDAQ rules and requirements of the Sarbanes-Oxley Act of 2002.

The charter of the Audit Committee is available on the Company’s website at http://investor.gigatronics.com/governance.cfm.

Compensation Committee: During fiscal year 2016, the Compensation Committee consisted of directors Lutz P. Henckels (Chairman), Gordon L. Almquist, James A. Cole, and Garrett A. Garrettson, all of whom were independent under the director independence standards of NASDAQ. The Compensation Committee formulates recommendations to the Board regarding levels of compensation for management. In addition, in order to recognize the expected future contributions of key employees and provide an additional incentive for them to remain with Giga-tronics over the long-term, the Compensation Committee awards options to purchase shares of our common stock and other forms of equity awards. The Compensation Committee reviews and approves all stock options and executive compensation.

The Compensation Committee did not engage any compensation consultants in determining or recommending executive officer compensation for fiscal 2016.

The Compensation Committee charter is available on the Company’s website at http://investor.gigatronics.com/governance.cfm.

Nominating and Governance Committee: During fiscal 2016 the Nominating and Governance Committee (“NG Committee”) consisted of directors William J. Thompson (Chairman), Garrett A. Garrettson, Kenneth A. Harvey, and Lutz P. Henckels, all of whom are independent under the director independence standards of NASDAQ. The purpose of the NG Committee is to recommend persons for membership on the Board, to establish criteria and procedures for the selection of new directors, and to evaluate and recommend to our Board any revisions to our corporate governance guidelines.

1Mr. Thompson resigned as a member of the Nominating and Governance Committee and the Audit Committee effective August 15, 2016 in light of his appointment as Acting Chief Executive Officer.

The NG Committee has no formal process for identifying and evaluating candidates. Existing directors identify suitable candidates as the need arises. The Board’s policy is to consider any director candidate nominated or recommended by a shareholder in the same manner that it would consider a candidate nominated by the Board or NG Committee. In the past year, the Company did not receive any recommendations for director candidates from any shareholders. Shareholder recommendations should be submitted in writing to the Company by mail at its main office at least 120 days in advance of the anniversary date of the mailing of notice of the previous year’s annual meeting and should include sufficient biographical information (including all information that would be required to be disclosed in a proxy statement for a shareholder meeting at which directors are to be elected) for the committee to make an initial evaluation of the candidate’s qualifications. The Company has never engaged or paid a fee to a third party search firm in connection with the nomination of a candidate for director.

The NG Committee considers the following criteria in proposing nominations for director to the full Board: independence; high personal and professional ethics and integrity; ability to devote sufficient time to fulfilling duties as a director; impact on diversity of the Board, including skills and other factors relevant to the Company’s business; overall experience in business, education, and other factors relevant to the Company’s business. At a minimum, the NG Committee must be satisfied that each nominee, both those recommended by the NG Committee and any recommended by shareholders, meets the following minimum qualifications:

●	The nominee should have a reputation for integrity and honesty.
●	The nominee should have demonstrated business experience and the ability to exercise sound judgment.
●	The nominee should have an understanding of the Company and its industry.
●	The nominee should have the ability and willingness to act in the interests of the Company and its shareholders.
●	The nominee should not have a conflict of interest that would impair the nominee’s ability to fulfill the responsibilities of a director.

The NG Committee has adopted a Code of Ethics applicable to all directors, officers and employees. The Company will provide to any person without charge, upon request, a copy of such Code of Ethics upon written request mailed to the Company at its main office, to the attention of the Corporate Secretary. The NG Committee has no formal policy on the consideration to be given to diversity in the nomination process, other than to seek candidates who have skills and experience that are appropriate to the position and complementary to those of the other board members or candidates.

The Nominating Committee charter is available on the Company’s website at http://investor.gigatronics.com/governance.cfm.

Board Leadership Structure

The position of Chairman of the Board and Acting Chief Executive Officer are currently held by the same person. Until August 2016, they were held by different persons. The Board believes that having a separate chairman will help enable the board to maintain an independent perspective on the activities of the Company and executive management. Periodically, the Board assesses the roles and the Board leadership structure to ensure the interests of the Company and the shareholders are best served. The Board expects to revisit this issue after a transition period under the new Chairman and Acting Chief Executive Officer. The Board of Directors has not yet appointed a lead independent director but expects to do so in the next few months. The role of the lead independent director would be to schedule, set the agenda for and preside over meetings of the independent directors to be held from time to time.

Board Risk Oversight

The Company’s senior management manages the risks facing the Company under the oversight and supervision of the Board. While the full Board is ultimately responsible for risk oversight at the Company, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk in the areas of financial reporting and internal controls. Other general business risks such as economic and regulatory risks are monitored by the full Board.

Compensation of Directors

For fiscal year 2016 each of the directors (other than the Chairman of the Board and the Audit Committee Chair) who is not employed by Giga-tronics received an annual director’s fee of $66,000; in lieu of cash compensation, 36,000 shares of restricted stock were granted. The Audit Committee Chairman’s annual director fee was $86,000; in lieu of cash compensation, 47,000 shares of restricted stock were granted. The Chairman of the Board’s annual director fee was $99,000; in lieu of cash compensation, 54,000 shares of restricted stock were granted. From time to time, Giga-tronics makes discretionary grants of options to purchase shares of its common stock to directors in consideration for services they provide to Giga-tronics as members of the Board. The directors also received options to purchase shares of the Company as compensation for fiscal 2016. Each of the directors (other than the Chairman of the Board and the Audit Committee Chair) received options to purchase 5,500 shares of the Company’s common stock, the Audit Committee Chairman received options to purchase 7,000 shares of the Company’s common stock and the Chairman of the Board received options to purchase 8,000 shares of the Company’s common stock. The restricted stock awards described above vested fully on March 26, 2016.

The following table summarizes compensation paid to directors (other than Mr. Regazzi, whose compensation in all capacities is included in the Executive Compensation Table that follows) in fiscal year 2016.

Director Compensation

Name	Fees Earned or Cash Paid ($)	Option Awards (1) ($)	Restricted Stock Awards (2) ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compensation (3) ($)	Total ($)
(a)	(b)	(d)	(e)	(f)	(g)	(h)
Gordon L. Almquist	--	$10,710	$86,000	--	--	$96,710
James A. Cole	--	$8,415	$66,000	--	--	$74,415
Garrett A. Garrettson (4)	--	$12,240	$99,000	--	$118,750	$229,990
Kenneth A. Harvey (4)	--	$8,415	$66,000	--	--	$74,415
Lutz P. Henckels	--	$8,415	$66,000	--	--	$74,415
William J. Thompson	--	$8,415	$66,000	--	--	$74,415

(1)

The value for stock option awards in the table above represents grant date fair value of stock option awards. For option awards, the dollar amount for each individual varies depending on the number of options granted, the fair value of such options, and the vesting terms of such options. See Note 1 of the audited consolidated financial statements for the fiscal year ended March 26, 2016 for information on the assumptions used to calculate the grant date fair value of option awards and the expense recognized under ASC 718. At March 26, 2016, Mr. Garrettson held options to purchase 63,000 shares of common stock, Mr. Cole, Mr. Harvey, Mr. Henckels and Mr. Thompson held options to purchase 44,000 shares of common stock each, while Mr. Almquist held options to purchase 47,500 shares of common stock.

(2)	Restricted shares were granted in lieu of cash compensation for fiscal year 2016 with the weighted average grant date fair value of $1.84 per share.
(3)	Consulting Fees.
(4)	Resignation effective October 26, 2016

Giga-tronics has entered into indemnification agreements with all of its officers and directors.

Communications with Directors

The Company does not have a formal process for shareholders to send communications to the Board or to specific individual directors. Shareholders may send communications to the full board or to individual directors at the Company’s main office at 4650 Norris Canyon Road, San Ramon, California 94583. Communications will be forwarded unopened to the director to whom it is addressed or to the Chairman of the Board if addressed to the Board. The Board believes that this informal process is adequate to ensure that shareholder communications are received by the intended recipients.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and holders of more than 10% of Giga-tronics’ common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC. Officers, directors, and greater than 10% shareholders are required by SEC regulations to furnish Giga-tronics with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by Giga-tronics, or written representations from certain reporting persons, we believe that during the fiscal year ended March 26, 2016, the Company’s officers, directors and greater than 10% shareholders complied with all applicable filing requirements.

INFORMATION ABOUT EXECUTIVE OFFICERS

Name	Age	Position
William J. Thompson	51	Acting Chief Executive Officer, Director Chairman of the Board (1)
John R. Regazzi	61	Chief Technology Officer and Director
Steven D. Lance	51	Vice President of Finance, Chief Financial Officer and Secretary (2)
Jeffrey T. Lum	70	Chief Technology Officer (3)
Mark A. Elo	48	Vice President of Marketing (4)
Michael R. Penta	52	Vice President of Sales
Temi Oduozor	39	Corporate Controller, Principal Financial & Accounting Officer (5)

(1) Became officer effective August 15, 2016.

(2) Resigned effective August 26, 2016.

(3) Resigned effective July 1, 2016 in connection with the Asset Purchase Agreement with Astronics Test Systems Inc.

(4) Resigned effective April 29, 2016.

(5) Became officer effective August 27, 2016.

William J. Thompson, see Proposal 1 -- Election of Directors

John R. Regazzi, see Proposal 1 -- Election of Directors

Steven D. Lance, age 51, served as Vice President of Finance, Chief Financial Officer and Secretary of Giga-tronics from May 2013 through August 2016. Prior to Giga-tronics, Mr. Lance was the Vice President of Finance at Taulia Inc. from 2011 to 2013 and Vice President of Finance and Administration at SugarCRM Inc. from 2006 to 2011, both SaaS software companies. Mr. Lance was Corporate Controller at Entrisphere from 2005 to 2006, a telecommunications equipment manufacturer. From 2000 to 2005 Mr. Lance was the Vice President and Corporate Controller at SumTotal Systems (formerly Docent Inc.), a publicly traded software company. Prior to 2000, Mr. Lance held Financial Management positions with the publicly traded companies ADAC Laboratories Inc., Phoenix Technologies and KLA-Tencor. Mr. Lance is a Certified Public Accountant (inactive) in the State of California, and holds a Bachelor of Sciences in Business Accounting from San Jose State University. Mr. Lance resigned his position in August 2016 to pursue another opportunity.

Jeffrey T. Lum, age 70, served as the Chief Technology Officer of Giga-tronics from April 2007 through July 2016. Mr. Lum was a founder and President of ASCOR, which was purchased by Giga-tronics. Mr. Lum was also a founder and Vice President of Autek Systems Corporation, a manufacturer of precision waveform analyzers. Mr. Lum holds a Bachelor of Sciences in Electrical Engineering from San Jose State University. Mr. Lum’s employment was terminated in July 2016 upon the sale of the Switch product line and he took a position with the purchaser.

Mark A. Elo, age 48, served as Vice President of Marketing of Giga-tronics from September 2011 through April 2016. From 2009 to 2011, Mr. Elo was an Engineering Director for Agilent Technologies. Mr. Elo served as an Engineering Director at Keithley Instruments from 2007 to 2009, concluding with a sale and integration of the RF Instrumentation business to Agilent Technologies. From 2004 to 2007 Mr. Elo was the Business Development Director managing Keithey’s entrance into the RF Test market. Prior to 2004, Mr. Elo held Engineering Management and Marketing Management positions with Agilent Technologies focusing on RF and Microwave Test Equipment. Originally a British citizen, he was educated in England and holds an Honors Degree in Electrical Engineering from the University of Salford, England and an MBA from Herriot Watt University in Scotland. Mr. Elo resigned his position in April 2016 to pursue another opportunity.

Michael R. Penta, age 52, has served as the Vice President of Sales of Giga-tronics since July 2012. From 2010 to 2012, Mr. Penta held the position of Director of Business Development at Tektronix, a Danaher Corporation. From 2004 to 2010, Mr. Penta served as Vice President of Sales at SyntheSys Research, concluding with the sale and integration of the company to Tektronix. From 1999 to 2004, Mr. Penta served as Vice President of Sales at Escend Technologies. Prior to 1999, Mr. Penta held Sales Management positions with LeCroy Corporations and Nicolet Instruments. Mr. Penta holds a Bachelor of Science in Mechanical Engineering from Northeastern University.

Temi Oduozor, age 39, has served as Corporate Controller of the Company since December 2014 and as Principal Financial and Accounting Officer since August 2016. She served as Controller of Anthera Pharmaceuticals Inc., Hayward, California, from July 2011 to November 2014, and as Controller of Questcor Pharmaceuticals (acquired by Mallinckrodt plc), Union City, California, from 2008 to 2011. Ms. Oduozor has BS degrees in Business Administration - Accounting and Computer Information Systems from California State University, Hayward.

EXECUTIVE COMPENSATION

Compensation of Officers

The following table provides information concerning compensation paid or accrued by the Company, to or on behalf of Giga-tronics’ chief executive officer and the other executive officers during the last fiscal year ended March 26, 2016, and for the fiscal year ended March 28, 2015:

Summary Compensation Table
Name and	Fiscal		Bonus	Option Awards	All Other Compensation
Position	Year	Salary ($)	($)	(1)($)	(2) ($)	Total ($)
(a)	(b)	(c)	(d)	(f)	(i)	(j)
John R. Regazzi	2016	$254,615	—	$—	$1,900	$256,515
Chief Executive Officer	2015	$225,000	—	$—	$1,817	$226,817
Steven D. Lance (5)	2016	$224,654	—	$—	$2,247	$226,901
Vice President Finance, Chief Financial Officer & Secretary	2015	$180,000	—	$128,948	$1,800	$310,748
Jeffrey T. Lum (3)	2016	$164,846	—	$—	$1,206	$166,052
Chief Technical Officer	2015	$145,000	—	$—	$1,227	$146,227
Mark A. Elo (4)	2016	$199,692	—	$—	$1,997	$201,689
Vice President, Marketing	2015	$160,000	—	$128,948	$1,600	$290,548
Michael R. Penta	2016	$199,654	$77,611	$—	$11,374	$288,369
Vice President, Sales	2015	$154,858	$50,610	$—	$11,149	$216,617

(1)

Stock options granted under the 2005 Plan. The value for Stock Option Awards in the table above represents grant date fair value of Stock Option Awards for fiscal year 2016 and 2015. For Option Awards, the dollar amount for each individual varies depending on the number of options granted, the fair value of such options, and the vesting terms of such options. See Note 1 of the audited consolidated financial statements for the fiscal year ended March 26, 2016 for information on the assumptions used to calculate the grant date fair value of Option Awards and the expense recognized under ASC 718.

(2)	Includes contributions made by Giga-tronics to its 401(k) Plan which match in part the pre-tax elective deferral contributions included under Salary made to the 401(k) plan by the executive officers.
(3)	Officer through July 1, 2016.
(4)	Officer through April 29, 2016.

(5)	Officer through August 26, 2016

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table includes information as of September 8, 2016, concerning the beneficial ownership of Giga-tronics’ common stock for: each person known by Giga-tronics to own beneficially more than 5% of Giga-tronics’ outstanding common stock and common stock equivalents; each director and nominee; each executive officer named in the Summary Compensation Table above; and all directors and executive officers of Giga-tronics as a group:

Stock Ownership of Certain Beneficial Owners
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Total Outstanding Common Stock
Gordon L. Almquist	112,200	(1)	1.17%
4650 Norris Canyon Road
San Ramon, California 94583
James A. Cole	200,694	(2)	2.10%
4650 Norris Canyon Road
San Ramon, California 94583
Garrett A. Garrettson	131,470	(3)	1.37%
4650 Norris Canyon Road
San Ramon, California 94583
Mark A. Elo	—	(4)	—%
4650 Norris Canyon Road
San Ramon, California 94583
Kenneth A. Harvey	117,654	(5)	1.23%
4650 Norris Canyon Road
San Ramon, California 94583
Lutz P. Henckels	4,005,360	(6)	31.99%
4650 Norris Canyon Road
San Ramon, California 94583
Steven D. Lance	90,000	(7)	0.93%
4650 Norris Canyon Road
San Ramon, California 94583
Jeffrey T. Lum	13,364	(8)	0.14%
4650 Norris Canyon Road
San Ramon, California 94583
Michael R. Penta	180,000	(9)	1.85%
4650 Norris Canyon Road
San Ramon, California 94583
John R. Regazzi	427,700	(10)	4.35%
4650 Norris Canyon Road
San Ramon, California 94583
William J. Thompson	4,075,176	(11)	32.54%
4650 Norris Canyon Road
San Ramon, California 94583
All executive officers and directors as a group	1,440,706	(12)	14.03%

(12 persons, including those above)
Alara Capital AVI II, LC	3,956,456	(13)	31.66%
1045 First Avenue
King of Prussia, PA 19406
Thomas Leonard	1,407,000	(14)	13.86%
1617 John F. Kennedy Blvd 19th Floor
Philadelphia, PA 19103

(1)	Includes 27,200 shares issuable under options exercisable within 60 days of September 8, 2016.
(2)	Includes 26,100 shares issuable under options exercisable within 60 days of September 8, 2016.
(3)	Includes 37,000 shares issuable under options exercisable within 60 days of September 8, 2016.
(4)	Includes 0 shares issuable under options exercisable within 60 days of September 8, 2016.
(5)	Includes 26,100 shares issuable under options exercisable within 60 days of September 8, 2016.
(6)	Includes 26,100 shares issuable under options exercisable within 60 days of September 8, 2016.

Also includes 3,956,456 shares beneficially owned by Alara Capital AVI II, LLC with respect to which Mr. Henckels shares voting and dispositive power as a managing member of Alara Capital AVI II, LLC as set forth in the following table and the accompanying footnote.

(7)	Includes 90,000 shares issuable under options exercisable within 60 days of September 8, 2016.
(8)	Includes 0 shares issuable under options exercisable within 60 days of September 8, 2016.
(9)	Includes 180,000 shares issuable under options exercisable within 60 days of September 8, 2016.
(10)	Includes 220,000 issuable under options exercisable within 60 days of September 8, 2016; also includes warrants exercisable for 60,300 of common shares.
(11)	Includes 26,100 shares issuable under options exercisable within 60 days of September 8, 2016.

Also includes 3,956,456 shares beneficially owned by Alara Capital AVI II, LLC with respect to which Mr. Thompson shares voting and dispositive power as a managing member of Alara Capital AVI II, LLC as set forth in the following table and the accompanying footnote.

(12)	Includes 678,600 shares issuable under options exercisable within 60 days of September 8, 2016.
Excludes 3,956,456 shares beneficially owned by Alara Capital AVI II, LLC as set forth in the table and accompanying footnote.
(13)	Includes 1,010,034 common shares, preferred shares convertible to 1,853,351 of common shares and warrants exercisable into 1,093,071 common shares, totaling 3,956,456 of beneficially owned shares.
(14)	Includes 804,000 common shares and warrants exercisable for 603,000 common shares, totaling 1,407,000 of beneficially owned shares.

Stock Options

The following table sets forth information about stock options held by the named executive officers outstanding at the end of fiscal year 2016. All option exercise prices were based on market price on the date of grant.

Outstanding Equity Awards at Fiscal Year-End
Name	Shares subject to Unexercised Options (#) Exercisable	Shares subject to Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Expiration Date
(a)	(b)	(c)	(e)	(f) (1)
John R. Regazzi	80,000	20,000	$1.64	12/15/2021
	59,750	40,000	$1.42	8/22/2022
	60,000	40,000	$1.65	3/13/2023
Steven D. Lance	32,000	48,000	$1.25	7/24/2023
	8,000	12,000	$1.25	7/24/2023
	13,100	52,400	$2.08	8/1/2024
	1,900	7,600	$2.08	8/1/2024
Jeffrey T. Lum	12,000	3,000	$1.64	12/15/2021
	6,000	4,000	$1.42	8/22/2022
Mark A. Elo	30,000	20,000	$1.01	6/20/2022
	20,000	5,000	$1.47	8/29/2021
	9,800	39,200	$2.08	8/1/2024
	5,200	20,800	$2.08	8/1/2024
Michael R. Penta	60,000	40,000	$1.18	7/16/2022
	100,000	—	$1.18	7/16/2022

(1) Column (f) shows the contractually scheduled expiration date. In case of the termination of employment of Messrs. Lum, Elo and Lance, their respective exercise periods expire 90 days after termination of employment rather than on the original contractually scheduled expiration dates.

Equity Compensation Plan Information

The following table provides information on options and other equity rights outstanding and available at March 26, 2016.

Equity Compensation Plan Information
	No. of securities to be issued upon exercise of outstanding options, stock awards, warrants and rights (1)	Weighted average exercise price of outstanding options, stock awards, warrants and rights	No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	1,592,200	$1.52	955,427
Equity compensation plans not approved by security holders-options	—	—	n/a
Total	1,592,200	$1.52	955,427

(1)

Excludes warrants issued to purchasers of units consisting of stock and warrants in private placements, to a placement agent for services in connection with the private placement and to lenders in connection with debt financing.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Change-In-Control Arrangements

All outstanding options may accelerate and become exercisable for fully vested shares of common stock upon a change in control of Giga-tronics, whether effected through merger, sale of substantially all of Giga-tronics’ assets, the successful completion of a hostile tender offer for 30% or more of Giga-tronics’ outstanding common stock, or a change in the majority of the Board as a result of one or more contested elections for Board membership.

In order to reinforce and encourage the continued attention and dedication of certain key members of management, we have entered into change in control agreements and severance agreements with certain executive officers including Messrs Regazzi, Lance, Penta, Elo and Lum.  Under the Company’s termination of employment and change of control agreements, officers are entitled to receive the following benefits: severance pay, payment of coverage premiums for health, dental, and vision benefits for and executive officers and their covered dependents, if any, pursuant to COBRA and accelerated vesting of any unvested restricted stock awards or options to purchase our common stock as of the date of termination.

Under Mr. Regazzi’s agreement, he receives such salary and benefits for 15 months for a change of control and 12 months for an involuntary termination other than for cause; Mr. Penta will each receive such salary and benefits for 12 months for a change of control and 9 months for an involuntary termination other than for cause; Mr. Lum received such salary and benefits for 6 months under his agreement after his July 1, 2016 termination date and Mr. Elo’s and Mr. Lance’s agreements were cancelled upon their termination in April 2016 and August 2016 respectively.

Compensation Committee Interlocks and Insider Participation

No current or former executive officer or other employee of Giga-tronics serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Giga-tronics Board or Compensation Committee.

Transactions with Related Parties

Any transaction or arrangement involving an amount exceeding $120,000 and in which a director, executive officer or immediate family member of either has or will have a direct or indirect material financial interest must be approved by a majority of the disinterested members of the Board.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of Giga-tronics’ accounting functions and internal controls. The Audit Committee operates under a written charter approved by the Board of Directors that is available on the Investor Relations section our website at http://investor.gigatronics.com/governance.cfm.

Management is responsible for the Company’s internal controls and financial reporting process. The Independent Registered Public Accounting Firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee has reviewed and discussed with management and the independent auditors the consolidated financial statements included in Giga-tronics’ Annual Report on Form 10-K for the fiscal year ended March 26, 2016. The Audit Committee also discussed, with the Independent Registered Public Accounting Firm, the matters required to be discussed by Auditing Standards No. 16, “ Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee also received written disclosures and the letter from the Independent Registered Public Accounting Firm pursuant to the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence and the Audit Committee discussed with the auditors their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 26, 2016 for filing with the Securities and Exchange Commission. The Audit Committee will recommend for approval to the entire board of directors the engagement of Crowe Horwath LLP to continue as the Company’s auditors for the current fiscal year.

Respectfully submitted,

AUDIT COMMITTEE

Gordon L. Almquist, Chairman

James A. Cole

Kenneth A. Harvey

William J. Thompson

COMPENSATION COMMITTEE REPORT

General Compensation Policy

Giga-tronics’ executive compensation philosophy rests on two fundamental principles. First, the program is intended to provide fully competitive levels of compensation at expected levels of performance in order to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interest between Giga-tronics’ executives and its shareholders such that a significant portion of each executive’s compensation is linked directly to the creation of shareholder value.

The executive compensation program is intended to place heavy emphasis on variable pay, which is pay that varies with performance, and less focus on a fixed base salary. The incentive pay programs are intended to reward performance that is directly relevant to the Company’s short term and long term success. The three primary components of the program include base salary, annual incentive, which is a performance-based bonus, and long-term incentives such as stock options.

Factors

The process involved and the factors considered in the executive compensation determination for fiscal year 2016 are summarized below. It is expected that this process will remain the same in fiscal year 2017. However, the Compensation Committee may, at its discretion, apply a different set of factors in setting executive compensation in the future in order to further enhance the basic concept of “pay-for-performance”.

Base Salary

Base salaries are based primarily on individual performance, and each individual’s role within Giga-tronics. Employees with higher levels of sustained performance over time and/or those assuming greater responsibilities will be paid correspondingly higher salaries.

On the basis of its knowledge of the industry, and after reviewing published compensation surveys, this Committee believes that the base salary levels in effect for Giga-tronics’ executive officers after giving effect to recent increases are competitive with comparable companies within and outside its industry with which Giga-tronics competes for executive talent. However, the Compensation Committee did not engage an independent third party to confirm the specific percentiles at which the base salary levels in effect for Giga-tronics’ executive officers stood in relation to other comparable companies in its industry.

Salaries are reviewed annually based on individual performance, overall financial results and the general level of increases in the marketplace.

Annual Performance (Non-Stock Based) Incentive Compensation

Giga-tronics’ annual incentive bonus plan is intended to:

●	reward key employees based upon company and individual performance;
●	motivate; and
●	provide competitive cash compensation opportunities.

Incentive awards are paid annually in cash based upon achievement of individual performance objectives for the most recently completed fiscal year.

Other than sales incentive bonuses, there were no bonus payments earned in fiscal year 2016.

Long-Term (Stock Based) Incentive Compensation

Giga-tronics has always believed that stock ownership or stock option participation is the most effective way of aligning its management and shareholder interests. Options are generally issued with an exercise price at 100% of market value, for ten year terms, exercisable for 20% of the total grant per year after the first year. The right to exercise options granted from the Giga-tronics Incorporated 2005 Stock Option Plan (the “2005 Plan”), unless otherwise specified in the option grant, expires 90 days after termination of employment, and in case of death an optionee’s estate would have twelve months to exercise. No option or stock appreciation right shall be exercised after its expiration date in accordance with its terms.

CEO Compensation

The CEO compensation is based on the same considerations as any other senior executive. Other compensation factors, including salary increases, incentive bonus and option participation are performance-based.

Deduction Limit for Executive Compensation

Effective January 1, 1994, Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation paid to the chief executive officer and the four other most highly compensated officers of a public company to $1 million per individual per year, but contains an exception for performance-based compensation that satisfies certain conditions.

The 2005 Plan restricts the maximum number of shares of common stock for which any one participant may be granted stock options and awards, and the stockholders approved this plan. As a result, stock options granted to Giga-tronics’ executive officers with an exercise price not less than the fair market value of the underlying shares on the grant date will generally qualify as performance-based compensation which is not subject to the $1 million limitation.

BY THE COMPENSATION COMMITTEE:

Lutz P. Henckels, Chairman

Gordon L. Almquist

James A. Cole

Garrett A. Garrettson

PROPOSAL 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has re-appointed the firm of Crowe Horwath LLP as Giga-tronics’ independent registered public accounting firm for the fiscal year ending March 25, 2017 and to perform other appropriate services. We are seeking ratification by the shareholders for this appointment. In case of a negative vote, the appointment will be reconsidered.

Representatives of Crowe Horwath LLP are expected to be present at Giga-tronics’ Annual Meeting with the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions.

The following table presents aggregate fees billed for professional services rendered by Crowe Horwath LLP in fiscal year 2016 and in fiscal year 2015 in the following categories:

	2016	2015
Audit fees (1)	$204,500	$170,500
Audit-related fees	$—	$—
Tax fees	$—	$—
All other fees	$—	$—

(1)

Audit fees consist of fees for professional services rendered for the audit of the Company’s annual consolidated financial statements, review of consolidated financial statements included in the Company’s quarterly reports (on Form10-Q) and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS GIGA-TRONICS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. THE PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This advisory vote is commonly referred to as a “say on pay” proposal.

Our Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, has designed our executive compensation program to provide a competitive yet equitable compensation and benefits package that reflects the Company’s performance and size, job complexity, and strategic value of the position while enabling long-term retention and motivation consistent with the long-term interests of our shareholders. We encourage you to carefully review the compensation discussion beginning on page 20 of this proxy statement for details on Giga-tronics’s executive compensation, including Giga-tronics’ compensation philosophy and objectives, as well as the reasons and processes for how our Compensation Committee determined the structure and amounts of the fiscal year 2016 compensation of our executives.

We are asking our shareholders to support our executive compensation program. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executives and the philosophy, policies and practices described in this proxy statement.

Accordingly, we are asking our shareholders to approve the following resolution:

RESOLVED , that the shareholders approve the compensation of Giga-tronics’ named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the compensation tables and related narrative discussion).

The results of this advisory vote are not binding on Giga-tronics. However, our Compensation Committee values the opinions expressed by shareholders in their vote, and will consider the outcome of the vote when making future compensation decisions for named executive officers.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 3. THE PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

SHAREHOLDERS' PROPOSALS AND NOMINATIONS

To be considered for presentation to the Annual Meeting of Shareholders in 2017, which we currently expect to be held on September 6, 2017, a shareholder proposal (including a shareholder nomination for director) must be received by Giga-tronics by a reasonable period before the date on which the proxy statement is mailed. We currently expect to mail the proxy statement on or about July 31, 2017. For a July 31 mailing, the deadline for submitting a proposal would be April 2, 2017. We will report any change in these dates in a quarterly report on Form 10-Q or current report on Form 8-K. Proposals should be addressed to the Corporate Secretary, Giga-tronics Incorporated, 4650 Norris Canyon Road, San Ramon, CA 94583.

SEC rules permit proxy holders to vote in their discretion on matters proposed by a shareholder and not described in the proxy statement only if the Company did not receive notice of the proposal and certain additional information at least 45 days in advance of the anniversary of the proxy mailing date for the previous year’s meeting or a reasonable period in advance if the meeting date is changed by more than 30 days from the previous year. Next year we expect this deadline date will be June 16, 2017. We will report any change in this date in a quarterly report on Form 10-Q or current report on Form 8-K.

The Annual Report of Giga-tronics for the fiscal year ended March 26, 2016 is being mailed with this mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. Giga-tronics will mail the Annual Report on Form 10-K for the most recent fiscal year to any shareholder who requests a copy. Requests should be sent to the Corporate Secretary as noted above for proposals.

OTHER MATTERS

Giga-tronics knows of no other business which will be presented at the Annual Meeting other than the proposals included in the Notice of Meeting. If any other business is properly brought before the Annual Meeting, persons appointed as proxies for the shareholders in the enclosed form will vote on these matters in accordance with their judgments. Regardless of whether you intend to be present at the Annual Meeting, you are urged to complete, date, sign and return your proxy promptly.

The Report of the Compensation Committee, the Report of the Audit Committee, and the statement of independence of Audit Committee members referred to under “Information About the Board and Committees of the Board” are not to be considered as filed with the Securities and Exchange Commission or incorporated by reference into any other filings which the Company makes with the Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, nor is this information considered as proxy soliciting material. These portions of this proxy statement are not a part of any of those filings unless otherwise stated in those filings.

By order of the Board of Directors,

/s/ William J. Thompson
William J. Thompson
Chairman of the Board of Directors

San Ramon, California

September 13, 2016

GIGA-TRONICS INCORPORATED
ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

William J. Thompson and Temi Oduozor, or either of them are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, each with full power of substitution, to vote and act as proxy with respect to all shares of common stock of Giga-tronics Incorporated standing in the name of the undersigned on the books of Giga-tronics at the close of business on September 8, 2016 at the Annual Meeting of Shareholders to be held at Giga-tronics' executive office at 4650 Norris Canyon Road, San Ramon, CA 94583 on October 26, 2016 at 9:30 a.m. (PDT), or at any adjournment or postponement thereof.

THE POWERS HEREBY GRANTED MAY BE EXERCISED BY BOTH OF SAID ATTORNEYS OR PROXIES OR THEIR SUBSTITUTES PRESENT AND ACTING AT THE ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF OR, IF ONLY ONE BE PRESENT AND ACTING, THEN BY THAT ONE. THE UNDERSIGNED HEREBY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT SAID MEETING.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▲

The 2016 Proxy Statement and our 2016 Annual Report to Shareholders are available at: http://www.viewproxy.com/gigatronics/2016

Please mark votes as in this example ☒

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS INDICATED ON THIS CARD. THE PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" EACH OF THE PROPOSALS IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

1. Elect six Directors for the ensuing year.

		FOR all nominees (except as marked)	WITHHOLD AUTHORITY for all nominees
01 Gordon L. Almquist	04 John R. Regazzi	☐	☐
02 James A. Cole	05 William J. Thompson		
03 Lutz P. Henckels	06 Jamie Weston		

INSTRUCTION: To withhold authority to vote for one or more nominees, write such names in the space provided below:

____

____

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

I plan to attend the Annual Meeting ☐

Please sign exactly as the name appears printed hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by annual authorized officer. If a partnership, please sign in full partnership name by authorized person. Receipt of the Proxy statement for the meeting is hereby acknowledged.

Dated:

____

Signature(s) of Shareholder(s)

____

Title

For address changes and/or comments, please write them below

____

____

____

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▲

PROXY VOTING INSTRUCTIONS

Please complete the form above and return in the business reply envelope provided.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.